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                                                                   EXHIBIT 99(c)


         Pursuant to Regulation S-X, Rule 3-09, the financial statements for the fiscal years ended December 31, 2001, 2002 and 2003 for Emirates CMS Power Company, which is a foreign business, will be filed by June 30, 2004.